Exhibit 99.2

This Statement on Form 3 is filed by:  (i) AP Hostess Holdings, L.P.; (ii) AP Hostess Holdings GP, LLC; (iii) Apollo Management VII, L.P.; (iv) AIF VII Management , LLC; (v) Apollo Management, L.P.; (vi) Apollo Management GP, LLC; (vii) Apollo Management Holdings, L.P.; and (vii) Apollo Management Holdings GP, LLC.

Name of Designated Filer:  Apollo Management Holdings GP, LLC

Date of Event Requiring Statement:  April 19, 2017

Issuer Name and Ticker or Trading Symbol:  Hostess Brands, Inc. [TWNK]

AP HOSTESS HOLDINGS, L.P.

By:	AP Hostess Holdings GP, LLC
Its general partner

	By:	/s/Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

AP HOSTESS HOLDINGS GP, LLC

By:	/s/Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT VII, L.P.

By:	AIF VII Management, LLC
Its general partner

	By:	/s/Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

AIF VII MANAGEMENT, LLC

By:	/s/Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT, L.P.

By:	Apollo Management GP, LLC
Its general partner

	By:	/s/Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT GP, LLC

By:	/s/Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC,
its general partner

	By:	/s/Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, GP, LLC

By:	/s/Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President